Exhibit 16.1

May 4, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated May 4, 2009, of Camelot Entertainment Group, Inc. and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ McKennon Wilson & Morgan LLP

McKennon Wilson & Morgan LLP